SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2004

J. C. PENNEY COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

As previously reported, the Board of Directors completed its search for Allen Questrom’s successor, thus culminating in the appointment of Myron E. Ullman, III, as the Company’s Chairman of the Board and Chief Executive Officer, effective December 1, 2004. Mr. Questrom voluntarily resigned as Chairman of the Board and Chief Executive Officer of J. C. Penney Company, Inc. (“Company”), effective the same date. As a consequence, the Company, J. C. Penney Corporation, Inc., the Company’s wholly-owned operating subsidiary, and Mr. Questrom entered into an Agreement on December 22, 2004 (the “Agreement”) to provide all payments and benefits that Mr. Questrom was entitled to receive under his July 21, 2000 employment agreement (“Original Agreement”). Pursuant to the Agreement, Mr. Questrom will receive: (i) his base salary for the remainder of the term of the Original Agreement, together with contractual bonuses computed based on time served; (ii) full vesting of all stock options and restricted stock units previously granted; (iii) a long-term incentive cash payment due under his Original Agreement; and (iv) a supplemental pension benefit accrued in accordance with the Original Agreement. The Agreement does not provide any new benefits to Mr. Questrom beyond those to which he was entitled under the Original Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Charles R. Lotter
Charles R. Lotter
Executive Vice President,
Secretary and General Counsel

Date: December 28, 2004